UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2026

                          SecureTech Innovations, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming	000-55927	82-0972782
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           2355 Highway 36 West, Suite 400, Roseville, MN   55113

 (Address of principal executive offices and zip code)

                                    (651) 317-8990

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCTH	OTCQB Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement

On August 13, 2026, SecureTech Innovations, Inc. (“SecureTech” or the “Company”) entered into a Permanent Subsidiary and Earnout Election Agreement (“Election Agreement”) with AI UltraProd, Inc., a Wyoming corporation and wholly owned subsidiary of the Company (“AI UltraProd”); Aiultraprod Group Limited, a Hong Kong limited liability company (“Aiultraprod Group”); AIUP Holding Limited, a British Virgin Islands company (“Shareholder”); and Zhejiang Jizhu Technology Co., Ltd., a Chinese limited liability company (“Zhejiang Jizhu”).

Background: SecureTech, AI UltraProd, Aiultraprod Group, the Shareholder, and Zhejiang Jizhu are parties to (i) an Acquisition and Stock Purchase Agreement dated June 23, 2025 (“Acquisition Agreement”), pursuant to which AI UltraProd acquired one hundred percent (100%) of the equity of Aiultraprod Group (and its controlling equity interest in Zhejiang Jizhu) in exchange for shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and (ii) an Incubation Operating Agreement dated June 23, 2025, as amended by Amendment No. 1 thereto dated July 14, 2025 (as amended, the “Incubation Agreement”; and, together with the Acquisition Agreement, the “Transaction Agreements”), which contemplated a potential future spin-off of the operating business as an independent Nasdaq-listed company. Section 1.2(e) of the Acquisition Agreement (the “No Spin-Off Earnout”) provided that, upon the unanimous written agreement of the parties to forgo the spin-off and instead retain the operating business as a permanent wholly owned or controlled subsidiary of the Company, the Company would issue 357 additional shares of Series A Preferred Stock as described in Item 3.02 below, and the Transaction Agreements would automatically terminate.

The Election Agreement: Under the Election Agreement, the parties unanimously elected to forgo the spin-off and to retain AI UltraProd, Aiultraprod Group, and Zhejiang Jizhu as permanent subsidiaries under the Company’s control. Among other things, the Election Agreement (i) exercises the No Spin-Off Earnout and provides for the issuance of 357 additional shares of Series A Preferred Stock to the Shareholder, as described in Item 3.02 below; (ii) confirms that the Company possesses, directly and indirectly, one hundred percent (100%) of the voting power and management control of AI UltraProd, Aiultraprod Group, and Zhejiang Jizhu, and that the approximately twelve percent (12%) minority interest in Zhejiang Jizhu is a non-controlling interest that does not impair the Company’s control; (iii) directs the Company’s transfer agent to revoke the irrevocable instructional letter and to release and de-restrict the outstanding Series A Preferred Stock; (iv) acknowledges the Shareholder’s right to designate one member of the Company’s board of directors, which right had not been exercised as of the date of this Current Report; (v) confirms that no breakup fee is or will be payable in connection with the election; and (vi) provides for the automatic termination of the Transaction Agreements described in Item 1.02 below, effective immediately upon the issuance of the additional shares.

The foregoing description of the Election Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Election Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above is incorporated herein by reference. Upon the issuance of the 357 additional shares of Series A Preferred Stock pursuant to the Election Agreement, each of the Acquisition Agreement and the Incubation Agreement, as amended, automatically terminated and is of no further force or effect in accordance with Section 1.2(e)(iii) of the Acquisition Agreement, except for those provisions that by their terms expressly survive termination (including certain indemnification, non-dilution, securities compliance, and capital contribution provisions). The Company did not incur any early termination penalty or breakup fee in connection with the termination. The material terms of the Transaction Agreements are described in Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference. Pursuant to the Election Agreement and the No Spin-Off Earnout under the Acquisition Agreement, on August 13, 2026, the Company issued 357 shares of Series A Preferred Stock (“Additional Acquisition Shares”) to the Shareholder in satisfaction and settlement of contingent consideration established at the closing of the Acquisition Agreement. No cash proceeds were received by the Company, and no underwriting discounts or commissions were paid, in connection with the issuance.

For purposes of the Acquisition Agreement, the Additional Acquisition Shares were valued at the contractual Acquisition Share Price of $46,300 per share. For financial reporting purposes, the related contingent consideration was recognized at the acquisition date at its fair value of $1,652,910, was classified within equity, and is not subsequently remeasured; the issuance of the Additional Acquisition Shares is accounted for within equity and does not constitute additional purchase consideration or give rise to any additional goodwill. Each share of Series A Preferred Stock has the rights, preferences, and privileges set forth in the Company’s Certificate of Designation for the Series A Preferred Stock, including conversion into 10,000 shares of the Company’s common stock and the voting rights described therein.

The Additional Acquisition Shares were issued without registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering. The Shareholder represented that it was acquiring the Additional Acquisition Shares for its own account for investment and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act, and that it was not solicited by any form of general solicitation or general advertising. The Additional Acquisition Shares constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be resold absent registration under the Securities Act or an applicable exemption from such registration requirements. The Additional Acquisition Shares bear a customary restrictive legend.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Permanent Subsidiary and Earnout Election Agreement, dated August 13, 2026, by and among SecureTech Innovations, Inc., AI UltraProd, Inc., Aiultraprod Group Limited, AIUP Holding Limited, and Zhejiang Jizhu Technology Co., Ltd.
10.2	Acquisition and Stock Purchase Agreement, dated June 23, 2025 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 24, 2025).
10.3	Incubation Operating Agreement, dated June 23, 2025 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 24, 2025).
10.4	Amendment No. 1 to the Incubation Operating Agreement, dated July 14, 2025 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed July 16, 2025).
99.1	Press Release issued by SecureTech Innovations, Inc. on August 17, 2026 (furnished, not filed)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the Company’s election to forgo the previously contemplated spin-off and to retain AI UltraProd, Aiultraprod Group, and Zhejiang Jizhu as permanent subsidiaries; the Company’s direct and indirect voting power and management control over those subsidiaries; the characterization of the minority interest in Zhejiang Jizhu as a non-controlling interest; the termination of the Transaction Agreements and the survival of certain provisions thereof; the issuance of the Additional Acquisition Shares of Series A Preferred Stock and the accounting treatment thereof, including as contingent consideration recognized within equity; the conversion rights and other terms of the Series A Preferred Stock; the release and de-restriction of the outstanding Series A Preferred Stock; the Shareholder’s unexercised right to designate a member of the Company’s board of directors; and other statements that are not historical facts. These statements are often identified by words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “should,” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements, including the risk that the anticipated benefits of retaining the operating business as a permanent subsidiary may not be realized, that the Company’s control over its subsidiaries may be affected by the minority interest or by legal, regulatory, or jurisdictional factors applicable to its Hong Kong and China operations, that the accounting treatment of the contingent consideration may be subject to change, and other risks described in SecureTech’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of SecureTech’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. SecureTech undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2026	By:	SECURETECH INNOVATIONS, INC. /s/ J. Scott Sitra
President, Chief Executive Officer, Principal Executive Officer, and Director